NEWS
Jodi Dyer
Vice President, Investor Relations and CFO, Digital & Technology

YUM! BRANDS, INC. PRICES $2.25 BILLION OF SECURITIZED NOTES

LOUISVILLE, KY — August 11, 2021 – Yum! Brands, Inc. (NYSE: YUM), the parent company of KFC, Pizza Hut, Taco Bell, and The Habit Burger Grill, today announced that it and certain affiliates have entered into a purchase agreement (the “Purchase Agreement”) under which a special purpose subsidiary of Taco Bell Corp. (“TBC”) named Taco Bell Funding, LLC (the “Issuer”) has agreed to issue and sell $900 million of the Issuer’s Series 2021-1 1.946% Fixed Rate Senior Secured Notes, Class A-2-I (the “Series 2021-1 Class A-2-I Notes”), $600 million of its Series 2021-1 2.294% Fixed Rate Senior Secured Notes, Class A-2-II (the “Series 2021-1 Class A-2-II Notes”) and $750 million of the Issuer’s Series 2021-1 2.542% Fixed Rate Senior Secured Notes, Class A-2-III (the “Series 2021-1 Class A-2-III Notes” and, together with the Series 2021-1 Class A-2-I Notes and the Series 2021-1 Class A-2-II Notes, the “Notes”). Interest will be payable on the Notes quarterly. The legal final maturity date of the Notes will be in August 2051, but the anticipated repayment dates of the Series 2021-1 Class A-2-I Notes, the Series 2021-1 Class A-2-II Notes and the Series 2021-1 Class A-2-III Notes will be in February 2027, February 2029 and August 2031, respectively. The aggregate principal amount of Notes to be issued in the offering was increased to $2.25 billion from the previously announced $2.0 billion.

The Notes will be issued by the Issuer in a privately placed securitization transaction pursuant to the Purchase Agreement. The Issuer owns substantially all of the U.S. franchising assets of Taco Bell and will use cash flows generated from these assets to make interest and principal payments on the Notes.

The Notes are the third series of notes issued by the Issuer. The Issuer previously issued the Series 2016-1 Fixed Rate Senior Secured Notes, Class A-2-I (the “Series 2016-1 Class A-2-I Notes”), the Series 2016-1 Fixed Rate Senior Secured Notes, Class A-2-II (the “Series 2016-1 Class A-2-II Notes”), the Series 2016-1 Fixed Rate Senior Secured Notes, Class A-2-III (the “Series 2016-1 Class A-2-III Notes”), the Series 2018-1 Fixed Rate Senior Secured Notes, Class A-2-I (the “Series 2018-1 Class A-2-I Notes”) and the Series 2018-1 Fixed Rate Senior Secured Notes, Class A-2-II (the “Series 2018-1 Class A-2-II Notes”).

The Issuer expects to use the proceeds of the Notes for the repayment of the Series 2016-1 Class A-2-II Notes and the Series 2018-1 Class A-2-I Notes in full. The remaining net proceeds will be distributed to TBC to pay certain transaction-related expenses, for general corporate purposes and may also be used to return capital to shareholders of Yum! Brands, Inc.

The closing of the sale of the Notes is expected on August 19, 2021, subject to the satisfaction of various closing conditions.

The Notes are being sold to qualified institutional buyers in the United States in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States in accordance with Regulation S under the Securities Act. The Notes have not been, and will not be, registered under the Securities Act, any state or other jurisdictions securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdiction’s securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other security. Any offers of the Notes will be made only by means of a private offering circular.

Analysts are invited to contact:
Jodi Dyer, Vice President, Investor Relations and CFO, Digital & Technology at 888/298-6986

Members of the media are invited to contact:
Virginia Ferguson, Vice President, Public Relations, at 502/874-8200

Category: Financial
Source: Yum! Brands, Inc.

Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213
P: 502.874.8300 • www.yum.com/investors